Exhibit 10.5

Equity Interest Pledge Agreement

This Equity Interest Pledge Agreement (hereinafter called as “this Agreement”) is made and entered into by and among the parties on October 15, 2019:

Party A: Zhixiang Technology (Shanghai) Co., Ltd. (hereinafter called as “Pledgee”)

Address: Room 601 & 602, No. 799, Tianshan Road West, Changning District, Shanghai

Party B:

Guangyuan Cai, a Chinese citizen, ID No.:*********

Peifeng Xu, a Chinese citizen, ID No.: *********

Yaoyu Zhang, a Chinese citizen, ID No.: *********

(hereinafter called as “Pledgor”)

Party C: Shanghai Zhixiang Technology Co., Ltd.

Address: Room 3010-20, Roofing of Southern Half Building, Building 12, No. 1118, Dingxi Road, Changning District, Shanghai

In this Agreement, the Pledgee, Pledgor and Party C is hereinafter individually called as “Party”, and collectively called as “Parties”.

Whereas,

1. The Pledgor is totally entitled to 100% shares in Party C. Party C is a limited liability company registered in Shanghai, China and engaged in the technical development, consulting, service and transfer, computer system service, data processing, computer software and hardware development, advertising design, production, agency and release, market information consulting and investigation (social investigation, social research, opinion investigation, opinion test are prohibited), enterprise marketing and planning, E-commerce (value-added telecommunication, financial business are prohibited), computer, software and ancillary equipment sales in the field of network technology, electronic technology, information technology, communication technology, biology technology and environmental protection technology. Party C acknowledges the rights and obligations of the Pledgor and the Pledgee hereunder and agrees to provide any necessary assistance in the registration of such pledge right;

2. The Pledgee is an exclusively foreign-owned enterprise registered in China. On July 25, 2017, the Pledgee and Party C signed an exclusive business cooperation agreement;

3. In order to guarantee that the Pledgee receives from Party C all payment due and payable by Party C, including without limitation consulting and service fee, the Pledgor provides pledge guarantee for Party C’s payment of the consulting and service fee under the exclusive business cooperation agreement by use of its shares held in Party C.

For the purpose of the business cooperation agreement, each party agrees to conclude this Agreement upon the following terms.

Article 1 Definition

Unless otherwise stipulated herein, the following terms have the following meaning:

1.1 “Pledge Right” refers to the guarantee interest granted by the Pledgor to the Pledgee as specified in Article 2 hereof, that is, the Pledgee’s priority of compensation by payment arising from the shares transfer, auction or sales.

1.2 “Shares” refer to 100% shares currently legally held by the Pledgor in Party C, that is, the Pledgor-Guangyuan Cai holds 62% shares in Party C, the Pledgor-Peifeng Xu holds 30% shares in Party C and the Pledgor-Yaoyu Zhang holds 8% shares in Party C.

1.3 “Pledge Period” refers to the period stipulated in Article 3 hereof.

1.4 “Business Cooperation Agreement” refers to the exclusive business cooperation agreement signed by and between the Pledgee and Party C on July 25, 2017.

1.5 “Default Event” refers to any circumstance listed in Article 7 hereof.

1.6 “Default Notice” refers to the notice issued by the Pledgee under this Agreement, specifying the Default Event.

Article 2 Pledge Right

As the guarantee for immediate and complete payment and execution of any or all payment (including without limitation consulting and service fee payable to the Pledgee under the Business Cooperation Agreement) owed to Party C when such payment becomes due and payable, the Pledgor hereby pledges the shares it holds in Party C to the Pledgee.

Article 3 Pledge Period

3.1 The pledge right comes into force when it is registered with the administration for industry and commerce (hereinafter called as “Registration Authority”) at the place of Party C. Each party agrees that on the date of execution hereof, the Pledgor and Party A should submit to the Registration Authority of the equity interest Pledge establishment registration application in accordance with Measures for Registration of Equity Interest Pledge with the Business Administration Authority. Each party further agrees to, within twenty (20) days after the Registration Authority has formally accepted the equity interest pledge registration application, complete all the equity interest pledge registration procedures, obtain the registration notice issued by the Registration Authority. The Registration Authority shall completely and accurately register the equity interest pledge issues in the equity interest pledge register.

3.2 The pledge period is 10 years. The pledge period hereunder shall be accordingly extended, provided that the business cooperation agreement guaranteed by the pledge right is extended. During the pledge period, if Party C fails to pay the exclusive consulting or service fee under the Business Cooperation Agreement, the Pledgee has right but no obligation to dispose such Pledge Right as stipulated herein.

Article 4 Keeping Shares Record

4.1 During the pledge period specified herein, the Pledgor shall deliver the shares contribution certificate and the shareholders register specifying the pledge right to the Pledgee within one week upon execution hereof. The Pledgee shall always keep such documents throughout the whole pledge period specified herein.

4.2 During the pledge period, the Pledgee has the right to charge the share dividend arising from the shares.

Article 5 Representations and Warranties by the Pledgor

5.1 The Pledgor is the sole and exclusive legal and beneficial owner of the shares.

5.2 Except for the Pledge Right, the Pledgor has not established any guarantee interest or other encumbrances on the shares.

Article 6 Commitments and Further Consent by the Pledgor

6.1 During the term hereof, the Pledgor hereby commits to the Pledgee that:

6.1.1 Except for the execution of the Exclusive Call Option Agreement concluded by and among the Pledgor, the Pledgee and Party C on October 15, 2019, without prior written consent of the Pledgee, the Pledgor is not allowed to transfer the shares, establish or allow any guarantee interest or other encumbrances probably affecting the Pledgee’s rights and interests in and to the shares;

6.1.2 It shall forthwith notify the Pledgee of any event or notice it receives that probably affects the Pledgee’s right in and to the shares or any part thereof and any event or notice it receives that probably affecting any of the Pledgor’s warranties and other obligations hereunder.

6.2 The Pledgor agrees that the Pledgee’s right in and to the right of confrontation received hereunder shall not be interrupted or prejudiced by the Pledgor or any of the Pledgor’s successor or representative or any other individual through legal proceedings.

6.3 The Pledgor hereby commits to the Pledgee that it shall abide by and honor the warranties, commitments, agreements, representations and conditions hereunder; otherwise, the Pledgor shall compensate all the losses incurred thereby to the Pledgee.

Article 7 Default Event

7.1 The following circumstance is considered as default event:

7.1.1 Party C is unable to fully pay the consulting and servie fee payable under the Business Cooperation Agreement or makes a breach of any of its other obligations thereunder;

7.1.2 Any representation or warranty made by the Pledgor under Article 5 hereunder contains severe misrepresentation or error, and/or the Pledgor fails to honor any warranties contained in Article 5 hereof;

7.1.3 The Pledgor and Party C are unable to, in accordance with Article 3.1, complete the equity interest pledge registration with the Registration Authority;

7.1.4 The Pledgor and Party C make a breach of any provisions hereof;

7.1.5 Except for expressly specified in Article 6.1.1, the Pledgor transfers or attempts to transfer or waive the pledged shares, or transfers the pledged shares without written consent of the Pledgee;

7.1.6 The Pledgor’s liability to any third party concerning the loan, warranty, compensation, commitment or other debts (1) should be early repaid or undertaken as required due to the breach of contract by the Pledgor; or (2) has become due but could not be repaid or undertaken on schedule;

7.1.7 Any approval, license, permit or authorization of the government authority as required for the enforcement, legitimacy and validity of this Agreement is withdrawn, suspended, or becomes invalid or is substantially changed;

7.1.8 Release of the applicable laws makes this Agreement illegal or causes the Pledgor not to continue its obligations hereunder;

7.1.9 Property owned by the Pledgor is adversely changed, as a result, the Pledgee considers that the Pledgor’s ability to perform its obligations hereunder has been affected;

7.1.10 Party C’s successor or trustee can only partially perform or reject to perform the payment responsibility under the Business Cooperation Agreement; and

7.1.11 Any other circumstances under which the Pledgee is unable to or probably unable to exercise its rights in and to the pledge right.

7.2 Once the Pledgor has known or found any circumstance described in Article 7.1 or any event probably arising from the aforesaid circumstance, the Pledgor shall forthwith and accordingly give a written notice to the pledgee.

7.3 Unless the default event described in this Article 7.1 has been successfully solved satisfactory to the Pledgee, the Pledgee may issue a notice of default to the Pledgor at the occurrence of such default event or at any time after the occurrence of such default event, request the Pledgor to immediately pay any and all of the payment not fully repaid that has become due and payable under the Business Cooperation Agreement and any other payment due and payable to the Pledgee, and/or dispose the pledge right under Article 8 hereof.

Article 8 Exercise of Pledge Right

8.1 Prior to full payment of the consulting and service fee described in the Business Cooperation Agreement, without prior written consent of the Pledgee, the Pledgor may not transfer the pledge right or the shares it holds in Party C.

8.2 While exercising the pledge right, the Pledgee may issue the notice of default to the Pledgor.

8.3 Subject to Article 7.3, the Pledgee may exercise the pledge right when the notice of default is issued under Article 7.2 or at any time after such notice of default has been issued.

8.4 The Pledgee is entitled to the right of compensation by the payment arising from transfer, auction or sales of all or part of equity interest pledged hereunder according to the legal procedures, until all the payment not fully repaid that has become due and payable under the Business Cooperation Agreement and other payment due and payable to the Pledgee have been completely compensated.

8.5 When the Pledgee is exercising the pledge right hereunder, the Pledgor and Party C shall provide necessary assistance so that the Pledgee may exercise the pledge right hereunder.

Article 9 Transfer

9.1 Without prior written consent of the Pledgee, the Pledgor may not transfer or sub-delegate the rights and obligations hereunder.

9.2 This Agreement has a binding on and applies to the Pledgor and its successor and permitted assign.

9.3 The Pledgee may at any time transfer any and all of its rights and obligations under the Business Cooperation Agreement to its designee (natural person or corporation). In such case, the transferee is entitled to the Pledgee’s rights hereunder and is obliged to the Pledgee’s obligations hereunder as if it is the original party to this Agreement. When the Pledgee transfers the rights and obligations under the Business Cooperation Agreement, upon request of the Pledgee, the Pledgor shall execute related agreement or other documents in connection with such transfer.

9.4 In case of any change to the Pledgee due to transfer, upon request of the Pledgee, the Pledgor shall conclude with the new Pledgee certain new pledge agreement containing the same terms and conditions as the Agreement.

9.5 The Pledgor shall strictly abide by this Agreement and other agreement jointly or separately concluded by any or all of the parties to this Agreement, including exclusive call option agreement and agreement for authorization on the Pledgee, perform the obligations under this Agreement and other agreement but may not have any act or omission probably affecting the validity and enforceability thereof. Unless instructed by the Pledgee in writing, the Pledgor may not exercise any remaining right in and to the equity interest pledged hereunder.

Article 10 Termination

Upon full payment of the consulting and service fee under the Business Cooperation Agreement, and after termination of Party C’s obligations under the Business Cooperation Agreement, this Agreement shall be terminated, and the Pledgee shall terminate this Agreement as soon as possible to the extent reasonable and feasible.

Article 11 Handling Charges and Other Expenses

All expenses and actual expenditures in connection with this Agreement shall be borne by Party C, including without limitation attorney fee, production cost, stamp duty and any other taxes and fees. Where the Pledgee should be responsible for some taxes and fees under the applicable laws, the Pledgor shall cause Party C to fully repay the taxes and fees paid by the Pledgee.

Article 12 Confidential Obligation

Each party confirms that any oral or written information it has exchanged for the purpose of this Agreement is considered as confidential information. Each party is obliged to keep confidential such information. Without prior written consent of the other parties, neither party may disclose any information to any third party, except for the followings: (a) which has been or will be known to the public (but not arising from disclosure by the party receiving such information to the public); (b) which should be disclosed as required by the applicable laws or the rules or regulations of any securities exchange; or (c) which is disclosed by any party to its legal or financial advisor with respect to the transaction contemplated hereunder, provided that such legal or financial advisor is also bound by the confidential obligation that is similar to this article. Disclosure by the officer or institution employed by each party of any confidential information is considered as done by such party, and such party shall undertake the liability for breach of this Agreement. This article remains valid, regardless of termination of this Agreement for any reason.

Article 13 Applicable Laws and Dispute Resolution

13.1 Applicable laws

Execution, effectiveness, interpretation, performance, modification and termination of this Agreement and resolution of the dispute under this Agreement are applicable to the laws formally released by China and available to the public. Those matters not mentioned in the laws formally released by China and available to the public are applicable to the principles and practices of the international laws.

13.2 Dispute resolution

Any dispute arising from the interpretation and performance of this Agreement shall be first resolved by the parties through friendly negotiation. If, within 30 days after each party makes a request to other parties for dispute resolution through negotiation, no agreement is reached with respect to such dispute, each party may submit to CIETAC for arbitration in accordance with its then arbitration rules in effect. The arbitration is conducted in Beijing, and the language of arbitration is Chinese. The arbitration award is final and has a binding on each party.

13.3 In case of any dispute arising from the interpretation and performance of this Agreement, or if and when any dispute is under arbitration, except for disputed issues, each party shall continue to exercise rights rights hereunder and perform its obligations hereunder.

14. Notice

14.1 Notices and other correspondences required or permitted by this Agreement shall be sent to the following address of such party through hand delivery, registered letter with postage prepaid, commercial mail service or fax. Each notice shall be also electronically sent with one copy of written confirmation. It is deemed that such notice has been efficiently served on the following date:

14.1.1 On the date of delivery or rejection at the receiving address specified in the notice, if sent by hand delivery, mail service or registered letter with postage prepaid.

14.1.2 On the date of successful transmission, if sent by fax (as evidenced by the transmission confirmation automatically generated).

14.2 For the purpose of notice, the address of each party is as follows:

Party A:

Address: Room 601 & 602, No. 799, Tianshan Road West, Changning District, Shanghai

Consignee: Guangyuan Cai

Tel.: *********

Party B:

Address: Room 601 & 602, No. 799, Tianshan Road West, Changning District, Shanghai

Consignee: Guangyuan Cai

Tel.: *********

Party C:

Address: Room 601 & 602, No. 799, Tianshan Road West, Changning District, Shanghai

Consignee: Guangyuan Cai

Tel.: *********

14.3 By giving a notice to other parties in accordance with this article, each party may at any time change its receiving address informed.

Article 15 Severability

Where one or several of the provisions hereof are held invalid, illegal or unenforceable in any aspect under any laws or regulations, the validity, legitimacy or enforceability of the remaining provisions hereof shall not be affected or prejudiced in any aspect. Each party shall sincerely negotiate with each other to, to the maximum extent permitted by the laws and expected by the parties, replace such invalid, illegal or unenforceable provision by valid provision with economic effects that are similar to such invalid, illegal or unenforceable provisions as possible.

Article 16 Attachment

Attachments listed herein shall be an integral part of this Agreement.

Article 17 Effectiveness

17.1 This Agreement becomes effective after it has been signed by the parties. Any revision, change and amendment to this Agreement shall be made in writing, and come into force after it has been signed or sealed by the parties and the government registration procedure (if applicable) has been completed.

17.2 This Agreement is written in Chinese and made into duplicate. Each copy has the same legal effects.

[Signature page to follow]

This page has no texts but is the signature page of the Equity Interest Pledge Agreement.

Party A:

Zhixiang Technology (Shanghai) Co., Ltd. (seal)

Signed by:	/s/ Guangyuan Cai

Name: Guangyuan Cai

Title: Legal representative

This page has no texts but is the signature page of the Equity Interest Pledge Agreement.

Party B:

Guangyuan Cai

Signed by:	/s/ Guangyuan Cai

Peifeng Xu

Signed by:	/s/ Peifeng Xu

Yaoyu Zhang

Signed by:	/s/ Yaoyu Zhang

This page has no texts but is the signature page of the Equity Interest Pledge Agreement.

Party C:

Shanghai Zhixiang Technology Co., Ltd. (seal)

Signed by:	/s/ Guangyuan Cai

Name: Guangyuan Cai

Title: Legal representative

Attachments:

1. Capital Contribution Certificate of Shanghai Zhixiang Technology Co., Ltd.

2. Register of Shareholders of Shanghai Zhixiang Technology Co., Ltd.

Attachment I

Shanghai Zhixiang Technology Co., Ltd.

(No.: 001)

Company name: Shanghai Zhixiang Technology Co., Ltd.

Date of establishment: April 28, 2017

Registered capital: RMB10,000,000

Name of shareholder: Guangyuan Cai

Shareholder ID No.: *********

Capital contribution subscribed by the shareholder: RMB6,200,000

It is hereby certified that Guangyuan Cai holds RMB6,200,000 of the registered capital of Shanghai Zhixiang Technology Co., Ltd., accounting for 62% shares in the Company.

Remarks: Pursuant to the Equity Interest Pledge Agreement signed on October 15, 2019, such 62% shares should be pledged to Zhixiang Technology (Shanghai) Co., Ltd. and pledge registration procedures should be handled with the Registration Authority.

Shanghai Zhixiang Technology Co., Ltd. (seal)

Legal representative:	/s/ Guangyuan Cai

Date:	October 15, 2019

Attachment I

Shanghai Zhixiang Technology Co., Ltd.

(No.: 002)

Company name: Shanghai Zhixiang Technology Co., Ltd.

Date of establishment: April 28, 2017

Registered capital: RMB10,000,000

Name of shareholder: Peifeng Xu

Shareholder ID No.: *********

Capital contribution subscribed by the shareholder: RMB3,000,000

It is hereby certified that Peifeng Xu holds RMB3,000,000 of the registered capital of Shanghai Zhixiang Technology Co., Ltd., accounting for 30% shares in the Company.

Remarks: Pursuant to the Equity Interest Pledge Agreement signed on October 15, 2019, such 30% shares should be pledged to Zhixiang Technology (Shanghai) Co., Ltd. and pledge registration procedures should be handled with the Registration Authority.

Shanghai Zhixiang Technology Co., Ltd. (seal)

Legal representative:	/s/ Guangyuan Cai

Date:	October 15, 2019

Attachment I

Shanghai Zhixiang Technology Co., Ltd.

(No.: 003)

Company name: Shanghai Zhixiang Technology Co., Ltd.

Date of establishment: April 28, 2017

Registered capital: RMB10,000,000

Name of shareholder: Yaoyu Zhang

Shareholder ID No.: *********

Capital contribution subscribed by the shareholder: RMB800,000

It is hereby certified that Yaoyu Zhang holds RMB800,000 of the registered capital of Shanghai Zhixiang Technology Co., Ltd., accounting for 8% shares in the Company.

Remarks: Pursuant to the Equity Interest Pledge Agreement signed on October 15, 2019, such 8% shares should be pledged to Zhixiang Technology (Shanghai) Co., Ltd. and pledge registration procedures should be handled with the Registration Authority.

Shanghai Zhixiang Technology Co., Ltd. (seal)

Legal representative:	/s/ Guangyuan Cai

Date:	October 15, 2019

Attachment II

Shanghai Zhixiang Technology Co., Ltd.

October 15, 2019

Name	ID No.	Capital Contribution Yuan	Equity Interest Pledge
Guangyuan Cai	*********	6,200,000	To Zhixiang Technology (Shanghai) Co., Ltd.
Peifeng Xu	*********	3,000,000	To Zhixiang Technology (Shanghai) Co., Ltd.
Yaoyu Zhang	*********	800,000	To Zhixiang Technology (Shanghai) Co., Ltd.

Company: Shanghai Zhixiang Technology Co., Ltd. (seal)

Legal representative:	/s/ Guangyuan Cai